EXHIBIT 10.5

Summary of Terms of the Annual Restricted Stock Unit Grants
made and to be made to the Non-Associate Directors of
Abercrombie & Fitch Co. under the
2016 Long-Term Incentive Plan for Directors in Fiscal 2017

Non-Associate Directors

For the fiscal year ending February 3, 2018 (“Fiscal 2017”), directors of Abercrombie & Fitch Co. (the “Company”) who are not associates of the Company or its subsidiaries (“non-associate directors”) are eligible to receive an annual grant of restricted stock units (“RSUs”) as part of their compensation. Each RSU represents the right to receive one share of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”), upon vesting. The market value of the shares of Common Stock underlying the RSUs on the grant date is to be $150,000 (the “Non-Associate Director RSU Retainer”).

The annual Non-Associate Director RSU Retainer has been and will continue to be subject to the following provisions:

•
RSUs are to be granted annually on the date of the annual meeting of stockholders of the Company (if the non-associate directors continue to serve after the annual meeting of stockholders) pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors or a successor plan approved by the Company’s stockholders; and

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

Chairman of the Board

In Arthur C. Martinez’s capacity as Non-Executive Chairman of the Board of Directors of the Company (the “Board”), for the fiscal year ended January 28, 2017 (“Fiscal 2016”), he received, in addition to the Non-Associate Director RSU Retainer, an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $100,000 (the “Non-Executive Chairman RSU Retainer”). The annual Non-Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•
RSUs were granted on the date of the 2016 Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”) pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors; and

•
All of the RSUs granted will vest on the date of the 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In Mr. Martinez’s capacity as Executive Chairman of the Board, for Fiscal 2016, he received (in addition to the Non-Associate Director RSU Retainer and the Non-Executive Chairman RSU Retainer), an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $1,875,000 (the “Original Executive Chairman RSU Retainer”).

In connection with the appointment of Fran Horowitz as Chief Executive Officer of the Company, the Board determined on April 3, 2017 that the compensation to be received by Mr. Martinez in his role as Executive Chairman of the Board would be modified to reflect the reduced responsibilities Mr. Martinez will have in the future. The Original Executive Chairman RSU Retainer which had been granted to Mr. Martinez on the date of the 2016 Annual Meeting was vested on April 3, 2017 with the number of vested RSUs based on the period of time which elapsed from June 16, 2016 to February 1, 2017. Mr. Martinez’s other outstanding RSU awards (i.e., the Non-Associate Director RSU Retainer and the Non‑Executive Chairman RSU Retainer, which were both granted on the date of the 2016 Annual Meeting) will vest in full in accordance with their terms at the 2017 Annual Meeting, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

Beginning with the 2017 Annual Meeting, Mr. Martinez will no longer receive the Non-Associate Director RSU Retainer, the Non-Executive Chairman RSU Retainer or the Original Executive Chairman RSU Retainer.

In his capacity as Executive Chairman of the Board, from and after February 1, 2017, Mr. Martinez is to receive an annual grant of RSUs, with the market value of the shares of Common Stock underlying the annual grant to be $1,000,000 on the grant date (the “New Executive Chairman RSU Retainer”). Effective April 3, 2017, Mr. Martinez was granted a pro-rated New Executive Chairman RSU Retainer that: (i) was based on the portion of a full year that the period of time between February 1, 2017 and June 15, 2017 represents (32,318 RSUs with a market value of $367,132) and (ii) will vest on the earlier of (a) the first anniversary of the grant date or (b) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

Beginning with the date of the 2017 Annual Meeting, unless the Board determines otherwise, the annual grant to Mr. Martinez of the New Executive Chairman RSU Retainer will be subject to the following provisions:

•
RSUs representing the full amount of the New Executive Chairman RSU Retainer are to be granted on the date of the annual meeting of stockholders of the Company (if Mr. Martinez continues to serve after the annual meeting of stockholders); and

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company after the grant date; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.